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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
            _______________________________________________________


                                   FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 1, 1997
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                             WEBTV NETWORKS, INC.
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            (Exact name of registrant as specified in its charter)



          CALIFORNIA                                             77-0406905
(State or other jurisdiction of     (Commission File No.)      (IRS Employer
 incorporation)                                              Identification No.)


                               305 LYTTON AVENUE
                          PALO ALTO, CALIFORNIA 94301
                                (415) 326-3240
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                  (Address, including zip code, and telephone
             number including area code, of registrant's principal
                               executive office)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Effective August 1, 1997 (the "Effective Time"), pursuant to an Agreement and Plan of Recapitalization (the "Recapitalization Agreement") dated as of April 5, 1997 and amended July 16, 1997, by and among Microsoft Corporation ("Microsoft"), WebTV Networks, Inc. (the "Company") and certain principal shareholders of the Company, the Company underwent a reorganization of its capital (the "Recapitalization") whereby Microsoft became the controlling shareholder of the Company.

         As of the Effective Time, pursuant to the Recapitalization Agreement and by virtue of the Recapitalization, the following occurred:

         (i) The holders of shares of common stock of the Company, without par value ("WNI Common Shares"), that were vested or otherwise unrestricted received, at such holders' election, approximately $11.383 per share (net of approximately $1.458 held in escrow pursuant to an Escrow Agreement entered into in connection with the Recapitalization Agreement) in cash directly from Microsoft or the equivalent value per share in new Class A Common Shares of the Company, par value $0.001 per share (the "Class A Shares"), which are exchangeable for common shares of Microsoft ("Microsoft Common Shares") initially on a one-for-one basis, subject to adjustment in the event of a stock split, combination, recapitalization of Microsoft and the like.

         (ii) Holders of unvested WNI Common Shares received approximately $11.383 per share (net of approximately $1.458 held in escrow pursuant to the Escrow Agreement) in value per share in Class A Shares.

         (iii) Holders of preferred stock of the Company, without par value ("WNI Preferred Shares"), and holders of warrants to purchase WNI Preferred Shares ("WNI Warrants"), received either directly from Microsoft or from the Company, at such holders' election, approximately $12.132 (net of approximately $1.554 held in escrow pursuant to the Escrow Agreement) in cash.

         Holders of options to purchase WNI Common Shares received replacement nonqualified options to purchase Microsoft Common Shares on terms and conditions set forth in the Recapitalization documents. In addition, certain employees and consultants of the Company received certain additional options and other compensation.

         On the Effective Date, Microsoft transferred to the Company (i) sufficient cash to satisfy the conversion rights of holders of WNI Preferred Shares and WNI Warrants who did not elect to have their shares or warrants purchased by Microsoft, and (ii) Microsoft Common Shares equal to not less than five times the amount required to satisfy the exchange rights of the Class A Shares. In addition, on the Effective Date, Microsoft executed an agreement whereby, among other things, it agreed to use its reasonable best efforts to ensure that, at all times, a sufficient number of Microsoft Common Shares or a sufficient amount cash are available to the Company to permit the Company to satisfy its obligation to deliver Microsoft Common Shares or cash to holders of

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Class A Shares upon the exercise of their exchange rights. In consideration for the foregoing and other consideration, Microsoft received approximately 34,582,016 Class B Common Shares, par value $0.001 per share (the "Class B Shares"), which equal four Class B Shares for each Class A Share issued in the Recapitalization. Such Class B Shares represent approximately 80% of the economic value of the Company and, because each Class A Share has one vote per share and each Class B Share has ten votes per share, over 97% of the voting power of the Company.


ITEM 8.  CHANGE IN FISCAL YEAR

         Effective August 13, 1997, the Company determined to change its fiscal year end from March 31 to June 30, to conform to the June 30 fiscal year end of Microsoft. The Company will file a report on Form 10-K covering the transition period within 90 days of the effective date of such change.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        WEBTV NETWORKS, INC.



Date  August 13, 1997                    /s/ Albert A. Pimentel
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                                        Albert A. Pimentel, Principal Financial
                                        and Accounting Officer